Exhibit 99.1
Cornerstone Therapeutics Reports Fourth Quarter and Full Year 2009 Financial Results
Cary, N.C., March 4, 2010 – Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX) today reported financial results for the three and 12 months ended December 31, 2009.
Highlights
•	Annual net revenues exceeded $100 million for the first time in Company history

▪	Fourth quarter net revenues increased $10.0 million, or 48%, to $30.8 million, compared to the fourth quarter of 2008

▪	Non-GAAP income from operations(1) for the fourth quarter of $7.4 million based on GAAP income from operations of $3.5 million, compared to non-GAAP income from operations of $730,000 based on a GAAP operating loss of $140,000 in the fourth quarter of 2008

▪	Successful integration of Curosurf® and relaunch of Factive® expanding our base of strategic specialty products

▪	Enhanced management team by appointing Andrew K. W. Powell, Esq. as Executive Vice President, General Counsel and Secretary

[1]	Non-GAAP income from operations is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses. See reconciliation tables below for full details.
“2009 was a year of strong financial performance and significant strategic importance for Cornerstone,” said Craig A. Collard, Cornerstone’s Chairman and Chief Executive Officer. “We achieved over $100 million in annual sales for the first time in 2009. At the same time, we acquired our two lead specialty products, Curosurf and Factive, as a key part of our strategy to transition our business to focus on strategic specialty products. We are committed to building a leading specialty pharmaceutical company focused on diseases associated with respiratory disorders. Importantly, we began 2010 with approximately $19 million in cash and no debt. We believe that this financial flexibility should allow us to focus on acquiring and developing further specialty products with the goal of generating consistent long term earnings growth.”
Fourth Quarter and Full year Financial Results
Net revenue for the fourth quarter of 2009 was $30.8 million, a 48% increase compared to $20.8 million for the fourth quarter of 2008. Net revenue for the 12 months ended December 31, 2009 was $109.6 million compared to $64.9 million, a 69% increase over the 12 months ended in December 31, 2008.

Curosurf net product sales were $8.3 million for the three months ended December 31, 2009. The Company acquired an exclusive ten year U.S. license to the Curosurf product rights from Chiesi Farmaceutici S.p.A. (Chiesi) during the third quarter of 2009 and began promoting and selling Curosurf in September 2009.
Our two antibiotics, Factive and Spectracef®, generated combined revenue of $3.6 million for the three months ended December 31, 2009. During the same period of 2008, Spectracef generated revenues of $5.5 million. Factive and Spectracef, generated combined revenue of $10.6 million for the 12 months ended December 31, 2009 and Spectracef generated revenues of $7.0 million over the same period in 2008. Factive product rights and related inventory were acquired through an asset purchase agreement with Oscient Pharmaceuticals Corporation on September 9, 2009. The Company began earning revenues from Factive in September 2009, but did not initiate marketing and promotional activities until October 2009.
Zyflo CR® and Zyflo®, our leukotriene synthesis inhibitor drugs, generated revenues of $4.1 million and $18.0 million for the three and 12 months ended December 31, 2009, respectively. As noted below, net product sales in 2008 for Zyflo and Zyflo CR do not include sales by Critical Therapeutics prior to the completion of our October 31, 2008 merger.
Our non-strategic products, including our AlleRx® Dose Pack products and our HyoMAX products, comprised 48% of net product sales for the three months ended December 31, 2009, as compared to 69% during the same period of 2008. Non-strategic products comprised 64% of net product sales for the 12 months ended December 31, 2009, compared to 88% for the same period in 2008.
Gross margin (exclusive of the amortization of product rights) was 70% and 86% for the three months ended December 31, 2009 and 2008, respectively. Gross margin was 82% and 91% for the 12 months ended December 31, 2009 and 2008, respectively. The lower gross margins resulted primarily from the Company’s intentional change in product mix. Cornerstone expects gross margins to continue to be in excess of 70% in 2010.
Sales and marketing expenses increased $10.6 million for the 12 months ended December 31, 2009 compared to the 12 months ended December 31, 2008 and $1.8 million for the three months ended December 31, 2009 compared to the same period in 2008. These increases were primarily attributable to increases in labor and benefits-related costs as a result of the growth of Cornerstone’s sales forces, including the addition of our hospital sales force and management team; marketing and promotional spending relating to the launches of Zyflo CR, Factive and Curosurf; and co-promotion expenses relating to Zyflo CR.
General and administrative expenses increased $7.5 million for the 12 months ended December 31, 2009 compared to the 12 months ended December 31, 2008. This increase was primarily due to increases in labor and benefits-related employee expenses and travel-related expenses; legal and accounting costs related to Cornerstone becoming a public company and costs associated with the Chiesi transaction; FDA regulatory-related fees; and product liability and other insurance related costs. Costs associated with the Chiesi transaction were $3.3 million, which included $1.5 million of additional stock-based compensation expense due to acceleration of certain stock options and shares of restricted stock and $1.8 million of legal, accounting and related fees. For the three months ended December 31, 2009, these expenses decreased by $1.2 million compared to the same period in 2008. This decrease was primarily due to reductions in stock-based compensation expense, regulatory fees, insurance and uncapitalized merger-related expenses in the three months ended December 31, 2009 compared to the same period in 2008.
Research and development expenses increased $0.5 million, or 12%, for the 12 months ended December 31, 2009 compared to the 12 months ended December 31, 2008. This increase was driven by an increase in expenses related to our product candidate, CRTX 067, and other projects. For the three months ended December 31, 2009, these expenses decreased by $1.4 million compared to the same period in 2008. This decrease was primarily due to the write-off of acquired in-process research and development costs of $1.9 million in the fourth quarter of 2008, partially offset by an increase in expenses related to CRTX 067. Cornerstone expects to continue incurring significant development and commercialization expenses as it seeks to advance the development and seek FDA approval of its product candidates.
Key Financial Metrics

	Three Months Ended		12 Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP income (loss) from operations	$3,474	$(140)	$15,878	$10,628
Non-GAAP income from operations(1)	$7,382	$730	$27,034	$12,711

GAAP net income	$2,688	$2,862	$10,203	$8,993
Non-GAAP net income(2)	$5,220	$3,694	$17,432	$10,984

GAAP net income per share, diluted	$0.11	$0.29	$0.54	$1.14
Non-GAAP net income per share, diluted(3)	$0.20	$0.34	$0.93	$1.40

[1]	Non-GAAP income from operations is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses. See reconciliation tables below for full details.

[2]	Non-GAAP net income is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses, and the income tax effects of these items. See reconciliation tables below for full details.

[3]	Non-GAAP net income per share, diluted is a non-GAAP financial measure that is calculated as non-GAAP net income divided by the diluted weighted-average common shares. See reconciliation tables below for full details.
2010 Outlook
Cornerstone is reiterating the 2010 revenue guidance it provided in January of this year of in excess of $112 million. This estimate assumes that revenue contribution from strategic specialty products will increase from less than 40% of net revenues in 2009 to in excess of 75% of net revenues in 2010. In addition, the Company continues to anticipate achieving income from operations on a GAAP basis of $1.0 million and on a non-GAAP basis of $16.4 million.
Key Financial Metrics

$ million (except per share)	2010
In excess
of
Net Revenue	$112
GAAP income from operations	$1.0
Non-GAAP income from operations(1)	$16.4

GAAP net income	$0.6
Non-GAAP net income(2)	$10.2

GAAP net income per share, diluted	$0.02
Non-GAAP net income per share, diluted(3)	$0.38

[1]	Non-GAAP income from operations is a non-GAAP financial measure that excludes expected stock-based compensation ($1.0 million) and amortization of product rights ($14.4 million).

[2]	Non-GAAP net income is a non-GAAP financial measure that excludes expected stock-based compensation ($1.0 million) and amortization of product rights ($14.4 million), and the income tax effects of these items totaling $9.6 million.

[3]	Non-GAAP net income per share, diluted is a non-GAAP financial measure that is calculated as non-GAAP net income divided by the diluted weighted-average common shares. Based on our current estimates, we have assumed that we will have 26.6 million diluted weighted-average common shares outstanding during 2010.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the three and 12 months ended December 31, 2009 and to provide an update on its strategy, operations and product development pipeline. To participate in the live conference call, please dial 888-873-4896 (U.S. callers) or 617-213-8850 (international callers), and provide passcode 43567041. A live webcast of the call will also be available through the “Investors— Webcasts & Presentations” section of the Company’s website at www.crtx.com. Please allow extra time prior to the webcast to register for the webcast and to download and install any necessary audio software.
The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning today at 11:30 AM ET, by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers), and providing passcode 97628310.

Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.
Items excluded from the non-GAAP measures are as follows:

	Three Months Ended		12-Months Ended
	December 31,		December 31,
(in thousands)	2009	2008	2009	2008

Stock-based compensation (included in general and administrative)(1)	$109	$425	$1,121	$614
Stock-based compensation (included in sales and marketing)(1)	212	68	357	135
Amortization of product rights	3,587	377	6,115	1,334
Acquisition-related expenses (2)	—	—	3,563	—

[1]	Stock-based compensation excludes stock-based compensation charges incurred in connection with the Chiesi transaction, which are included in acquisition-related expenses.

[2]	Acquisition-related expenses include stock-based compensation charges and legal, accounting and related costs that resulted from or were incurred in connection with the Chiesi transaction. For the year ended December 31, 2009, acquisition-related stock-based compensation charges include $1.5 million and $0.3 million of charges that were included in general and administrative and sales and marketing expenses, respectively, in the Company’s statements of income.
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians and key retail pharmacies with its specialty sales force. The Company also has a late-stage clinical pipeline with a recent regulatory submission filing and four additional regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales force which is focused on the respiratory and related markets; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.
Pre-Merger Financial Results
As previously disclosed, Critical Therapeutics, Inc. and Cornerstone BioPharma Holdings, Inc. (Cornerstone BioPharma) completed their merger on October 31, 2008, and the combined company was renamed Cornerstone Therapeutics Inc. (the Company). Cornerstone BioPharma was deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition in accordance with generally accepted accounting principles. Accordingly, the Company’s financial statements for periods prior to the merger reflect the historical results of Cornerstone BioPharma, and not Critical Therapeutics, and Cornerstone Therapeutics’ financial statements for all subsequent periods reflect the results of the combined company. In addition, unless specifically noted otherwise, the Company’s financial results do not include the historical financial results of Critical Therapeutics (including sales of Zyflo CR and Zyflo) prior to the completion of the merger.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; the possibility that the Food and Drug Administration (the FDA) will take enforcement action against us or one or more of our marketed drugs that do not have FDA-approved marketing applications; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products with FDA-approved marketing applications; our ability to obtain FDA approval to market and sell our products under development; our ability to enter into additional strategic licensing, collaboration or co-promotion transactions on favorable terms, if at all; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates; and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 26, 2009 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Zyflo CR®, Zyflo®, AlleRx® and HyoMAX® are trademarks of Cornerstone Therapeutics Inc. All other trademarks are the property of their respective owners.
Investor Relations Contacts:
FD
Evan Smith/Brian Ritchie
212-850-5600
evan.smith@fd.com/brian.ritchie@fd.com
Media Relations Contact:
FD
Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com
FINANCIAL TABLES FOLLOW

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)
Net revenues	$30,788	$20,764	$109,564	$64,867
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	9,212	2,849	19,457	5,951
Sales and marketing	7,460	5,684	27,605	16,993
Royalties	2,240	4,545	18,775	16,193
General and administrative	3,544	4,784	17,422	9,930
Research and development	1,271	2,665	4,312	3,838
Amortization of product rights	3,587	377	6,115	1,334

Total costs and expenses	27,314	20,904	93,686	54,239

Income (loss) from operations	3,474	(140)	15,878	10,628

Other expenses:

Interest expense, net	(15)	(156)	(128)	(1,211)

Loss on marketable security	—	(8)	—	(8)

Other expenses	—	(2)	—	(2)

Total other expenses	(15)	(166)	(128)	(1,221)

Income (loss) before income taxes	3,459	(306)	15,750	9,407
(Provision for) benefit from income taxes	(771)	3,168	(5,547)	(414)

Net income	$2,688	$2,862	$10,203	$8,993

Net income per share, basic	$0.11	$0.29	$0.58	$1.29

Net income per share, diluted	$0.10	$0.26	$0.54	$1.14

Weighted-average common shares, basic	24,972,954	9,970,920	17,651,668	6,951,896

Weighted-average common shares, diluted	25,751,756	10,809,831	18,776,588	7,861,119

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$18,853	$9,286
Marketable securities	—	300
Accounts receivable, net	16,548	12,987
Inventories, net	18,106	11,222
Prepaid and other current assets	4,808	1,754
Deferred income tax asset	3,507	2,428

Total current assets	61,822	37,977

Property and equipment, net	1,312	895
Product rights, net	126,806	17,702
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Other assets	113	46

Total assets	$203,322	$69,889

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,172	$10,288
Accrued expenses	23,703	19,052
Current portion of license agreement liability	1,019	2,543
Current portion of capital lease	10	—
Income taxes payable	1,606	2,937

Total current liabilities	33,510	34,820

License agreement liability, less current portion	1,341	2,313
Capital lease, less current portion	39	—
Deferred income tax liability	4,564	3,330

Total liabilities	39,454	40,463

Commitments and contingencies, Note 11
Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,022,644 and 24,727,427 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	25	12
Additional paid-in capital	157,745	33,519
Retained earnings (accumulated deficit)	6,098	(4,105)

Total stockholders’ equity	163,868	29,426

Total liabilities and stockholders’ equity	$203,322	$69,889

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2009	2008
Cash flows from operating activities
Net income	$10,203	$8,993
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	6,392	1,425
Provision for prompt payment discounts	3,157	1,887
Provision for inventory obsolescence	1,474	599
Stock-based compensation	3,291	749
Loss on marketable security	—	8
Write-off of acquired in-process research and development	—	1,900
Impairment of property and equipment	—	56
Benefit from deferred income taxes	(3,632)	(3,310)
Changes in operating assets and liabilities:
Accounts receivable	(6,718)	(9,067)
Amounts due from related parties	—	—
Inventories	(8,202)	(2,523)
Prepaid and other assets	(3,121)	1,749
Accounts payable	(3,116)	2,573
Accrued expenses	2,053	4,505
Income taxes payable	(1,331)	3,085

Net cash provided by operating activities	450	12,629

Cash flows from investing activities
Advances to related parties	—	(19)
Proceeds from collection of advances to related parties	—	657
Proceeds from sale of marketable securities	300	—
Purchase of property and equipment	(635)	(638)
Purchase of product rights	(5,169)	(2,450)
Collection of deposits	—	223
Payment of deposits	—	(237)
Cash acquired in connection with the Merger, net of costs paid	—	2,118

Net cash used in investing activities	(5,504)	(346)

Cash flows from financing activities
Proceeds from issuance of shares of common stock	15,465	—
Proceeds from exercise of common stock options and warrants	437	52
Payments for cancellation of warrants	(41)	—
Excess tax benefit from stock-based compensation	1,269	—
Principal payments on license agreement liability	(2,500)	(576)
Principal payments on capital lease obligation	(9)	—

	Year Ended December 31,
	2009	2008
Principal payments on notes payable	—	(460)
Proceeds from line of credit	—	7,250
Principal payments on line of credit	—	(9,000)
Payment of stock issuance costs in connection with the Merger	—	(504)

Net cash provided by (used in) financing activities	14,621	(3,238)

Net increase in cash and cash equivalents	9,567	9,045
Cash and cash equivalents as of beginning of year	9,286	241

Cash and cash equivalents as of end of year	$18,853	$9,286

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$531	$2,734

Cash paid during the year for income taxes	$9,260	$644

Supplemental schedule of non-cash investing and financing activities
Product rights acquired through issuance of a license agreement	$—	$—

Related party note payable converted to common stock in connection with the Merger	$—	$8,952

Common stock issued in connection with the Merger	$—	$23,479

Acquisition of product rights through equity issued and liabilities assumed	$110,050	$—

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP
Measures
(Unaudited)
To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The tables below provide a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call to the most directly comparable GAAP financial measure.
Cornerstone’s management regularly uses supplemental non-GAAP financial measures to understand, manage and evaluate the Company’s business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.
These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP (such as operating income, net income and earnings per share) and should not be considered measures of the Company’s liquidity. These non-GAAP measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.
The non-GAAP financial measures reflect adjustments for stock-based compensation expense, amortization of product rights and acquisition-related expenses. Acquisition-related expenses consist of certain expenses which were incurred in connection with the 2009 transaction with Chiesi, including additional stock-based compensation due to the accelerated vesting of certain stock options and shares of restricted stock resulting from the closing of the transaction. The Company excludes these expenses from its non-GAAP measures because management believes that their exclusion provides an additional means to assess the extent to which management’s efforts and execution of its strategy are reflected in the Company’s operating results. In particular, stock-based compensation expense is excluded primarily because it is a non-cash expense that is determined based on subjective assumptions, product rights amortization is excluded because it is not reflective of the cash-settled expenses incurred related to product sales, and acquisition-related expenses are excluded because they arise from prior acquisitions and management believes they have no direct correlation to current operating results. Management believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future.
The non-GAAP measures are subject to inherent limitations because (1) they do not reflect all of the expenses associated with the results of operations as determined in accordance with GAAP and (2) the exclusion of these expenses involved the exercise of judgment by Cornerstone’s management. Even though Cornerstone has excluded stock-based compensation expense, amortization of product rights and acquisition-related expenses from the non-GAAP financial measures, stock-based compensation is an integral part of Cornerstone’s compensation structure, the acquisition of product rights is an important part of its business strategy and the transaction with Chiesi resulted in significant cash expenses.
Cornerstone Therapeutics Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended		Year Ended December 31,
	December 31,
	2009	2008	2009	2008

GAAP (loss) income from operations	$3,474	$(140)	$15,878	$10,628
Add: stock-based compensation[1]	321	493	1,478	749
Add: amortization of product rights	3,587	377	6,115	1,334
Add: acquisition-related expenses[2]	—	—	3,563	—

Non-GAAP income from operations	$7,382	$730	$27,034	$12,711

	Three Months Ended		Year Ended December 31,
	December 31,
	2009	2008	2009	2008
GAAP net income	$2,688	$2,862	$10,203	$8,993
Add: stock-based compensation[1]	321	493	1,478	749
Add: amortization of product rights	3,587	377	6,115	1,334
Add: acquisition-related expenses[2]	—	—	3,563	—
Less: tax effects related to above items[3]	(1,376)	(38)	(3,927)	(92)

Non-GAAP net income	$5,220	$3,694	$17,432	$10,984

GAAP net income per share, diluted	$0.11	$0.29	$0.54	$1.14

Non-GAAP net income per share, diluted	$0.20	$0.34	$0.93	$1.40

Shares used in diluted net income per share calculation:
GAAP net income	24,972,954	9,970,920	18,776,588	7,861,119

Non-GAAP net income	25,751,756	10,809,831	18,776,588	7,861,119

[1]	Stock-based compensation excludes stock-based compensation charges incurred in connection with the Chiesi transaction, which are included in acquisition-related expenses.

[2]	Acquisition-related expenses include stock-based compensation charges and legal, accounting and related costs that resulted from or were incurred in connection with the Chiesi transaction. For the year ended December 31, 2009, acquisition-related stock-based compensation charges include $1.5 million and $0.3 million of charges that were included in general and administrative and sales and marketing expenses, respectively, in the Company’s statements of operations.

[3]	Tax effects for the three months and years ended December 31, 2009 and 2008 are calculated using effective tax rates of 35.2% and 4.4%, respectively.